EXHIBIT 10c(x)(i)
Todd Brooks
Senior Vice President – Compensation & Benefits

January 11, 2019

K. Guru Gowrappan

Re: Amendment of Special Performance Restricted Stock Unit Award

Dear Guru:
I write concerning an amendment to the special performance restricted stock unit award (“Award”) previously granted to you on April 9, 2018 by Verizon Communications Inc. (“Verizon”) pursuant to that certain Special Performance Restricted Stock Unit Agreement between you and Verizon, which you accepted and executed on June 12, 2018 (the “Award Agreement”).
On October 5, 2018, the Human Resources Committee of Verizon’s Board of Directors amended the Award to increase the performance multiplier for the achievement of the three-year cumulative Verizon Media Group/Oath revenue target from two times to three times the target number of restricted stock units subject to the Award and to modify the three-year cumulative Verizon Media Group/Oath revenue target to reflect the revised three-year cumulative Verizon Media Group/Oath strategic plan in effect when you became Executive Vice President and Chief Executive Officer of Verizon Media Group/Oath. As a result thereof, Section 5(b)(1) of the Award Agreement is hereby amended effective as of October 5, 2018 to read as follows:
“(1) General. If both (x) the Target Number of RSUs vest pursuant to paragraph 5(a) or Section 7(c)(1) and (y) Verizon Media Group/Oath’s Revenue (as defined below) during the three-year period beginning January 1, 2018 and ending at the close of business on December 31, 2020 meets or exceeds xxx Dollars ($xxx), then an additional number of RSUs shall vest as of April 9, 2021, equal to two hundred percent (200%) of the Target Number of RSUs.”
This letter does not modify any other terms of the Award Agreement except as expressly set forth above.
To indicate your agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me.
Sincerely,
/s/ Todd N. Brooks

Acknowledged and Agreed:

By:    /s/ K. Guru Gowrappan
K. Guru Gowrappan